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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))
[  ] Definitive Proxy Statement
[X]  Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-12


                          BATTLE MOUNTAIN GOLD COMPANY

                (Name of Registrant as Specified In Its Charter)



    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:
          (2)  Aggregate number of securities to which transaction applies: N/A
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               N/A
          (4)  Proposed maximum aggregate value of transaction:  N/A
          (5)  Total fee paid:  N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:


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Set forth below is the text of two communications posted by Battle Mountain Gold
Company on its Internet website (www.bmgold.com) on December 7, 2000.

                               *       *       *


                          [LOGO] Battle Mountain Gold

Dear Fellow Stockholders:

   You are cordially invited to attend a special meeting of stockholders of Battle Mountain Gold Company on Friday, January 5, 2001, at 9:00 a.m., Houston, Texas time, to be held at the Doubletree Hotel at the Allen Center, 400 Dallas Street, Houston, Texas 77002.

   At the special meeting you will have the chance to vote on the merger of Battle Mountain Gold Company with a wholly owned subsidiary of Newmont Mining Corporation. If the merger is completed, Battle Mountain will become a wholly owned subsidiary of Newmont and:

  . each share of Battle Mountain common stock will be converted into the right to receive 0.105 of a share of Newmont common stock,

  . each exchangeable share of Battle Mountain Canada Ltd. (a subsidiary of Battle Mountain) will be converted into the right to receive 0.105 of a share of Newmont common stock, and

  . each share of Battle Mountain $3.25 convertible preferred stock will be converted into a share of $3.25 convertible preferred stock of Newmont with substantially identical terms and conditions.

   On November 29, 2000, the closing price of Newmont common stock was $15.25 per share. We estimate that, in connection with the merger and subsequent exercises of Battle Mountain and Battle Mountain Canada options, which will become exercisable for shares of Newmont common stock, Newmont will issue approximately 25 million shares of common stock to Battle Mountain and Battle Mountain Canada stockholders and optionholders, and approximately 2.3 million shares of Newmont convertible preferred stock to holders of an equal number of shares of Battle Mountain convertible preferred stock. Newmont common stock is listed on the New York Stock Exchange under the symbol "NEM" and Battle Mountain common stock and convertible preferred stock are listed on the New York Stock Exchange under the symbols "BMG" and "BMG Pr," respectively, and Battle Mountain Canada exchangeable shares are listed on the Toronto Stock Exchange under the symbol "BMC." You should obtain current market quotes for your shares.

   YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.

   This document provides detailed information about the merger. Please read it carefully. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED BEGINNING ON PAGE 18.

   Your vote is very important. Whether or not you plan to attend the special meeting, please complete and mail the enclosed proxy card.

   Thank you for your support.

/s/ John A. Keyes
   John A. Keyes
   President and Chief Operating Officer

                               ----------------

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION WHERE AN OFFER OR SOLICITATION WOULD BE ILLEGAL.

                               ----------------

               Proxy Statement/Prospectus dated December 1, 2000.
   First mailed to Battle Mountain stockholders on or about December 4, 2000.

Special Note: The foregoing are selected pages from the definitive proxy statement/prospectus relating to the proposed merger of Battle Mountain with a wholly-owned subsidiary of Newmont Mining Corporation. The definitive proxy statement/prospectus has been filed with the SEC, and was mailed to Battle Mountain stockholders beginning on or about December 4, 2000. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ON THE PROPOSED MERGER TRANSACTION. Investors can obtain the proxy statement/prospectus free of charge at Battle Mountain's website (www.bmgold.com) or at the SEC's website (www.sec.gov). Investors can also obtain the proxy statement/prospectus free of charge by contacting Battle Mountain at (713) 650-6400, or by contacting Battle Mountain's proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 or (212) 929-5500. INVESTORS SHOULD READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

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                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT WILL HAPPEN IN THE MERGER?

A: In the merger, Battle Mountain will become a wholly owned subsidiary of Newmont. Battle Mountain and Battle Mountain Canada public stockholders will become Newmont stockholders.

Q:  WHAT IS THE CANADIAN STATUTORY ARRANGEMENT?

A: The Canadian statutory arrangement is a special arrangement under Canadian law that allows the holders of Battle Mountain Canada exchangeable shares to exchange their shares in the merger transaction on the same basis as the holders of Battle Mountain common stock.

Q: WHY ARE NEWMONT AND BATTLE MOUNTAIN PROPOSING THE MERGER?

A: We believe that joining Battle Mountain with Newmont represents an excellent strategic combination that will deliver increased stockholder value in terms of reserves, production and long-term earnings, net asset value, cash flow, company size, liquidity and financial strength. Both companies have low operating costs, high quality reserves and major operations, and the combination will consolidate our strategic land positions. In particular, Battle Mountain's Phoenix project is viewed by the management of both companies as one of the most attractive undeveloped gold properties in North America. After the combination, we will have better resources to pursue development of the Phoenix project and will benefit from synergies with Newmont's existing infrastructure near the Phoenix project site. In addition, Battle Mountain and Battle Mountain Canada stockholders will hold a more liquid security.

  We also have estimated that the merger ultimately will generate cash savings of approximately $30 million a year from synergies and operating cost-saving opportunities, including the following:

  . eliminating costs and increasing recovery rates by processing the gold/copper concentrate from the Phoenix project site through Newmont's Lone Tree autoclave, a high temperature and pressure oxidizing facility,

  . implementation of Newmont's Gold Medal Performance and global purchasing initiatives at Battle Mountain's operations, and

  .  consolidation of exploration and administrative personnel worldwide.

  In addition, we anticipate one-time capital savings of $25 million to $30 million from the use at the Phoenix project site of mining equipment from other Newmont mines.

  Please read the more detailed description of the reasons for the merger on page 29.

Q: WHAT WILL HAPPEN AT THE SPECIAL MEETING?

A: At the special meeting, holders of Battle Mountain common stock and Battle
   Mountain Canada exchangeable shares, voting together with the common stock through a special voting trust, will have a general vote to approve the merger agreement. In addition, holders of Battle Mountain convertible preferred stock will have a separate preferred stockholders vote to approve the merger agreement.

Q: WHAT WILL I RECEIVE FOR MY BATTLE MOUNTAIN COMMON STOCK IN THE MERGER?

A: You will have the right to receive 0.105 of a share of Newmont common stock for each share of Battle Mountain common stock you own. You also will have the right to receive cash in place of any fractional shares. The shares of Newmont common stock you receive in the merger will be listed on the New York Stock Exchange under ticker symbol "NEM."

Q: WHAT WILL I RECEIVE FOR MY BATTLE MOUNTAIN CONVERTIBLE PREFERRED STOCK IN
   THE MERGER?

A: You will receive one share of Newmont $3.25 convertible preferred stock with

   Special Note: The foregoing are selected pages from the definitive proxy statement/prospectus relating to the proposed merger of Battle Mountain with a wholly-owned subsidiary of Newmont Mining Corporation. The definitive proxy statement/prospectus has been filed with the SEC, and was mailed to Battle Mountain stockholders beginning on or about December 4, 2000. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ON THE PROPOSED MERGER TRANSACTION. Investors can obtain the proxy statement/prospectus free of charge at Battle Mountain's website (www.bmgold.com) or at the SEC's website (www.sec.gov). Investors can also obtain the proxy statement/prospectus free of charge by contacting Battle Mountain at (713) 650-6400, or by contacting Battle Mountain's proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 or
   (212) 929-5500. INVESTORS SHOULD READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

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   substantially identical terms and conditions for each share of Battle
   Mountain $3.25 convertible preferred stock you own. The shares of Newmont $3.25 convertible preferred stock you will receive in the merger have been approved for listing on the New York Stock Exchange under the ticker symbol "NEM Pr", subject to official notice of issuance.

Q: WHAT ARE BATTLE MOUNTAIN CANADA EXCHANGEABLE SHARES?

A: Battle Mountain Canada Ltd. was formerly Hemlo Gold Mines Inc., an Ontario corporation acquired by Battle Mountain in 1996. In connection with the acquisition, Battle Mountain Canada, as a wholly owned subsidiary of Battle Mountain, issued exchangeable shares to the former Hemlo shareholders to permit them to continue to hold Canadian securities. Battle Mountain Canada exchangeable shares have equivalent dividend and other economic rights to shares of Battle Mountain common stock. They may be exchanged at any time for an equal number of shares of Battle Mountain common stock and, through a special voting trust, vote on an equal basis with Battle Mountain common stock.

Q: WHAT WILL I RECEIVE FOR MY BATTLE MOUNTAIN CANADA EXCHANGEABLE SHARES UNDER
   THE CANADIAN STATUTORY ARRANGEMENT?

A: Under the Canadian statutory arrangement, you will have the right to receive
   0.105 of a share of Newmont common stock for each Battle Mountain Canada exchangeable share you own, and cash in place of any fractional shares, the same consideration as the holders of Battle Mountain common stock will receive for each of their shares in the merger.

  In addition to your right to vote on the merger together with the holders of Battle Mountain common stock, as a holder of Battle Mountain Canada exchangeable shares you also have the right to vote on the Canadian statutory arrangement at a special meeting of Battle Mountain Canada shareholders. See the management information circular provided to the holders of Battle Mountain Canada exchangeable shares along with a copy of this proxy statement/prospectus in connection with the special meeting of Battle Mountain Canada shareholders.

Q: WHAT ARE THE U.S. TAX CONSEQUENCES TO BATTLE MOUNTAIN STOCKHOLDERS OF THE
   MERGER?

A: The exchange of shares of Battle Mountain common stock for shares of Newmont common stock or shares of Battle Mountain convertible preferred stock for shares of Newmont convertible preferred stock in the merger generally will be considered a taxable sale under U.S. income tax laws for U.S. holders, but non-U.S. holders generally will not be subject to U.S. income tax.

Q: WHAT ARE THE U.S. TAX CONSEQUENCES TO BATTLE MOUNTAIN CANADA SHAREHOLDERS OF
   THE CANADIAN STATUTORY ARRANGEMENT?

A: The exchange by U.S. holders of Battle Mountain Canada exchangeable shares for Newmont common stock generally will be considered a taxable sale under U.S. income tax laws. The exchange by non-U.S. holders of Battle Mountain Canada exchangeable shares for Newmont common stock generally will not be subject to U.S. income tax.

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We expect to complete the merger as quickly as possible once all the conditions to the merger, including obtaining the stockholder approvals at the special meetings of Battle Mountain and Battle Mountain Canada shareholders, are fulfilled. Fulfilling some of these conditions, such as receiving certain governmental clearances or approvals, is not entirely within our control. We currently expect to complete the merger at the beginning of 2001, although this can be delayed.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send written instructions to holders of Battle Mountain common stock and Battle Mountain

   Special Note: The foregoing are selected pages from the definitive proxy statement/prospectus relating to the proposed merger of Battle Mountain with a wholly-owned subsidiary of Newmont Mining Corporation. The definitive proxy statement/prospectus has been filed with the SEC, and was mailed to Battle Mountain stockholders beginning on or about December 4, 2000. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ON THE PROPOSED MERGER TRANSACTION. Investors can obtain the proxy statement/prospectus free of charge at Battle Mountain's website (www.bmgold.com) or at the SEC's website (www.sec.gov). Investors can also obtain the proxy statement/prospectus free of charge by contacting Battle Mountain at (713) 650-6400, or by contacting Battle Mountain's proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 or
   (212) 929-5500. INVESTORS SHOULD READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

                                       2

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   Canada exchangeable shares, including a letter of transmittal, that explain how to exchange stock certificates representing Battle Mountain common stock or Battle Mountain Canada exchangeable shares for stock certificates representing Newmont common stock. The stock certificates representing Battle Mountain convertible preferred stock will convert automatically and represent an equal number of shares of Newmont convertible preferred stock upon completion of the merger, though holders of such certificates may request replacement stock certificates from Newmont. Please do not send in any Battle Mountain or Battle Mountain Canada stock certificates until you receive these written instructions and the letter of transmittal.

Q: HOW DO I VOTE?

A: You may cast your vote in either of the following ways:

  . by completing the accompanying proxy card and returning it in the enclosed postage-paid envelope, or

  .  by appearing and voting in person at the special meeting.

  Please mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. In order to assure that we obtain your vote, please give your proxy as instructed on your proxy card even if you currently plan to attend the special meeting in person.

  If you do not return the proxy or vote at the special meeting, the effect will be the same as a vote against the merger.

Q: HOW DO I VOTE MY SHARES IF MY SHARES ARE HELD IN "STREET NAME"?

A: You should contact your broker. Your broker can give you directions on how to instruct the broker to vote your shares. Your broker will not vote your shares unless the broker receives appropriate instructions from you.

Q: MAY I CHANGE MY VOTE EVEN AFTER RETURNING A PROXY CARD?

A: Yes. If you want to change your vote, you may do so at any time before the special meeting by sending to the Secretary of Battle Mountain a proxy with a later date. Alternatively, you may revoke your proxy by delivering to the Secretary of Battle Mountain a written revocation or by voting in person at the special meeting.

  If you require assistance in changing or revoking a proxy, you should contact Mackenzie Partners, Inc., Battle Mountain's solicitation agent for the merger. Mackenzie Partners' toll-free telephone number is (800) 322-2885.

Q: WHAT IF I DON'T VOTE?

A: If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted in favor of the merger agreement and the transactions contemplated by the merger agreement. If you fail to vote in any of the ways outlined in the proxy card, or if you fail to instruct your broker how to vote shares held for you in the broker's name, the effect will be the same as a vote against the merger agreement and the transactions contemplated by the merger agreement.

Q: WHOM CAN I CALL WITH QUESTIONS?

A: If you have more questions about the merger you should contact:

                       [LOGO OF MACKENZIE PARTNERS, INC.]
                                156 Fifth Avenue
                            New York, New York 10010

                         (212) 929-5500 (CALL COLLECT)
                        (800) 322-2885 (CALL TOLL-FREE)

Special Note: The foregoing are selected pages from the definitive proxy statement/prospectus relating to the proposed merger of Battle Mountain with a wholly-owned subsidiary of Newmont Mining Corporation. The definitive proxy statement/prospectus has been filed with the SEC, and was mailed to Battle Mountain stockholders beginning on or about December 4, 2000. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ON THE PROPOSED MERGER TRANSACTION. Investors can obtain the proxy statement/prospectus free of charge at Battle Mountain's website (www.bmgold.com) or at the SEC's website (www.sec.gov). Investors can also obtain the proxy statement/prospectus free of charge by contacting Battle Mountain at (713) 650-6400, or by contacting Battle Mountain's proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 or (212) 929-5500. INVESTORS SHOULD READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

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